SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 31, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, Dain M. Hancock, formerly Executive Vice President and President of Lockheed Martin Corporation’s Aeronautics Company, retired as an employee of the Corporation on March 31, 2005.

Prior to his retirement, Mr. Hancock elected to receive both the qualified and non-qualified pension benefit that he had accrued under the Lockheed Martin Retirement Program in the form of a monthly annuity, 50 percent of which will continue to be paid to his spouse as a joint annuitant in the event he predeceases his spouse. The Corporation’s proxy statement, dated March 18, 2005, stated that Mr. Hancock elected to receive a 100 percent joint and survivor annuity. The estimated qualified pension benefit payable to Mr. Hancock, in the form of a 50 percent joint and survivor annuity effective April 1, 2005, is $93,272 annually (instead of the estimated $83,436 previously disclosed in the proxy statement). The estimated remaining annual nonqualified benefit payable to Mr. Hancock, in the form of a 50 percent joint and survivor annuity effective April 1, 2005 (after reduction due to his election to receive a portion of his nonqualified benefit in the form of a one-time $2,000,000 lump-sum payment), is $425,154 (instead of the estimated $377,545 previously disclosed). The discount rate used to calculate the payment amounts was 3.75 percent, the rate in effect at the time of Mr. Hancock’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman Associate General Counsel

April 4, 2005